Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated December 17, 2018 relating to the financial statements of Tradeweb Markets LLC, which appears in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-230115) of Tradeweb Markets Inc. We also consent to the reference to us under the heading “Experts” in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-230115) incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York

April 3, 2019